UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2013

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)  (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	OTHER EVENTS

On April 11, 2013, the Board of Directors of the Registrant adopted a resolution approving a ten to one reverse split of the Common Stock. The reverse split combines the shares of the outstanding Common Stock on the basis of 10 outstanding shares being exchanged for 1 outstanding share. In other words, every 10 shares of Common Stock that are now issued and outstanding will be combined into 1 share.  Likewise, each warrant and each option, when exercised, entitles the holder to 1/10 of a share, alternatively, 10 warrants or options when exercised will entitle the holder to one share. After the reverse split the number of basic shares issued and outstanding will be approximately 6,980,124.  The Company has been advised that, under applicable Maryland law, this action does not require shareholder approval.  Each shareholder's percentage ownership in the Company (and relative voting power) will remain essentially unchanged as a result of the reverse split. The new CUSIP for IGC’s common stock is 45408X 308. On April 12, 2013 the Company issued a press release announcing the Reverse Split. The press release is attached as Exhibit 99.1 to this report.

Reasons for the reverse split

In reaching its decision the Board considered that reducing the number of outstanding shares is expected to 1) regain compliance with the NYSE MKT (the “Exchange”) and 2) make the capital structure more attractive to investors, especially microcap funds.

Although we cannot guarantee it, we expect the reverse split will increase the market price of our stock. Theoretically, the increase should occur in a direct inverse proportion to the reverse split ratio. In other words, with a reverse split ratio of 1 to 10 the expectation is that the market price of our stock should increase tenfold following the reverse split. Stockholders should note that the effect of the reverse stock split upon the price of the Company's Common Stock cannot be accurately predicted.

Finally, we are hopeful that the reverse split and the resulting anticipated increased price level will encourage interest in our Common Stock especially as we undertake to present the Company to microcap funds, and possibly afford greater liquidity for our shareholders.  However, we cannot guarantee that this will be the case or, indeed, that any of the foregoing effects we hope for will result from the reverse split.
Effective date of the reverse split

The Effective Date of the Reverse Split is April 19, 2013.  All of our issued and outstanding Common Stock will be converted into new Common Stock in accordance with the reverse split ratio described above.

Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. No fractional shares will be issued in connection with the reverse split. Instead, fractional shares will be paid cash in lieu (CIL). We do not anticipate that the reverse split will result in any material reduction in the number of holders of Common Stock. Shares of Common Stock issued pursuant to the reverse split will be fully paid and nonassessable.

Consummation of the reverse stock split will not change the number of shares of Common Stock authorized by the Company's Articles of Incorporation or the par value of each share of Common Stock. The Reverse Stock Split will not materially affect a stockholder's percentage ownership interest in the Company or proportional voting power. The reverse split will not give rise to rights of appraisal or dissenter's rights.

Exchange of certificates

Shareholders holding physical certificates can exchange their certificates on or after April 19, 2013 by contacting our transfer agent.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

            See the Exhibit Index attached hereto.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

INDIA GLOBALIZATION CAPITAL, INC.

Date: April 12, 2013	By:	/s/ John Selvaraj
John Selvaraj
Treasurer, Principal Accounting and Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 12, 2013.